UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2019,  Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”),  Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”)  pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by an Amended and Restated Limited Liability Company Agreement dated October 15, 2019 (the “LLC Agreement”), among the Company and the Magnetar Investors.  As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50%  interest in the Land JV, and the Company owns a notional 33.50%  interest in the Land  JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).  The LLC Agreement includes, but is not limited to, the following terms:

Management.

The Company will serve as the initial manager of the Land JV (the “Manager”) and is responsible for day-to-day operations at the direction of the JV Partners.  All major decisions and certain other actions that can be made by the Manager must be approved by the unanimous consent of the JV Partners (the “Unanimous Actions”).  Unanimous Actions include such matters as the approval of pricing for all land parcels in the Land JV,  approval of contracts for the sale of land that contain material revisions to the standard purchase contract of the Land JV, entry into any lease agreement affiliated with the Land JV, entering into listing or brokerage agreements, approval and amendment of the Land JV’s operating budget;  obtaining financing for the Land JV; admission of additional members; and dispositions of the Land JV’s real property for amounts less than the approved release prices.  Pursuant to the LLC Agreement the Land JV  will pay the Manager a management fee in the initial amount of $20,000 per month, which amount will be evaluated on a quarterly basis and reduced based on the value of real property that remains in the Land JV. The LLC Agreement provides that the Crisp39 JV will generate certain minimum distribution levels over the course of the first six years of the operation of the Crisp39 JV (the “Minimum Distribution Hurdles”). Should any two consecutive Minimum Distribution Hurdles not be met, the Magnetar Investors may remove the Manager, upon written notice to CTO.

Capital and Cash Distributions.

The Magnetar Investors made initial capital contributions to the Land JV for working capital purposes of $750,000, bringing the Magnetar Investors’ total invested capital in the Land JV to $97,750,000.  The Land JV members may be requested to make additional contributions of capital in the event the Land JV’s cash on hand is insufficient for costs consistent with the Land JV’s operating budget.  The Company and the Magnetar Investors are generally entitled to distributions of cash amounts on an annual basis, with the Magnetar Investors having a priority to those distributions as follows: (i) a preferred return of 12.875% on the Magnetar Investors’ invested capital, and (ii) a  return of their invested capital. Should the JV Partners make certain contributions that, pursuant to the LLC Agreement, were defined as Excess Capital Contributions, those contributions would have a first priority on distributions to include a return of the capital and a return on the capital at a set preferred return rate. Thereafter,the Company would be entitled to cash distributions from the Land JV that was a return of any additional capital contributions made.  After the above-described priority distributions, the remaining cash available for distribution, if any, would be split between the JV Partners, with the Company receiving 90% of such distributions and the Magnetar Investors receiving 10%.

Restrictions on Transfer; Right of First Refusal.

The LLC Agreement contains provisions restricting the transfer of interests in the Land JV other than permitted transfers.  Each Magnetar Investor, for a period of three years (the “Transfer Period”),  is entitled to transfer all, but not less than all, of their interest in the Land JV by providing written notice to the Company.

In the event a Magnetar Investor desires to transfer its interest in the Land JV during the Transfer Period, the Company may elect to purchase all (but note less than all) of the Magnetar Investor’s interest on the same terms of sale and at the same purchase price as the third-party.

The foregoing description of the Purchase Agreement and the LLC Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the LLC Agreement.

A copy of the Purchase Agreement has been filed herewith to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties or their respective businesses.  The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of the specific dates therein, are solely for the benefit of parties to the Purchase Agreement, are subject to certain limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders.  Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: October 21, 2019	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer

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